Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of March 8, 2018, by and between MoviePass Inc., a Delaware corporation (the “Corporation”), and Helios and Matheson Analytics Inc., a Delaware corporation (the “Subscriber”).

Recitals:

WHEREAS, from December 19, 2017 through February 20, 2018 the Subscriber has previously advanced $55,525,000 in cash to the Corporation (the “Advance”);

WHEREAS, in lieu of repayment of the Advance by the Corporation to the Subscriber in cash, the Subscriber desires to purchase, and the Corporation desires to sell and issue to the Subscriber on the date hereof, shares of the Corporation’s common stock, $0.0001 par value per share (“Common Stock”), as provided herein;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Subscriber, intending to be legally bound, hereby agree as follows:

1.              Issuance of Shares. In consideration of the aggregate purchase price of $55,525,000 (the “Purchase Price”), the Corporation hereby issues to the Subscriber 46,321,014 shares of Common Stock of the Corporation (the “Purchased Shares”) based on an agreed $240,000,000 pre-money valuation of the Corporation as of December 31, 2017. In addition to the Purchased Shares, the Corporation shall issue to the Subscriber on the date of this Agreement, in addition to the Purchased Shares, without payment of any additional consideration by the Subscriber, such number of shares of Common Stock as is necessary to cause the Subscriber to own 81.2% (the “Helios Percentage Ownership”) of the total outstanding shares of Common Stock (on a fully-diluted basis, but excluding any outstanding options to purchase shares of Common Stock and warrants to purchase shares of the Corporation’s capital stock) immediately after giving effect to the transactions contemplated by this Agreement (such shares to be issued by the Corporation to the Subscriber pursuant to (i) the Subscriber’s right to anti-dilution protection pursuant to that certain securities purchase agreement, dated as of August 15, 2017, as subsequently amended, by and between the Corporation and the Subscriber and (ii) an oral agreement between the Corporation and the Subscriber to effectuate the Helios Percentage Ownership upon execution of this Agreement (the “Additional Shares”)). The Purchased Shares and the Additional Shares are sometimes referred to herein collectively as the “Shares”. The Subscriber shall pay the Purchase Price with the Advance, which such Advance shall be deemed repaid by the Corporation contemporaneously with the execution and delivery of this Agreement and delivery of the Shares to the Subscriber.

2.              Representations and Warranties of the Subscriber. The Subscriber hereby represents, warrants and covenants to the Corporation as follows:

a.               The Subscriber is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. The Subscriber is capable of evaluating the merits and risks of the Subscriber's investment in the Corporation and has the capacity to protect the Subscriber's own interests. The Subscriber acknowledges that an investment in the Corporation is highly speculative and entails a substantial degree of risk and the Subscriber is in a position to lose the entire amount of such investment.

b.              The Subscriber is acquiring the Shares for investment for the Subscriber's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Shares.

c.               The Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares. The Subscriber understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber's representations as expressed herein. The Subscriber understands that no public market now exists for any of the securities issued by the Corporation and that the Corporation has made no assurances that a public market will ever exist for the Corporation's securities.

d.              The Subscriber understands that the Shares constitute “restricted securities” under the Securities Act. The Subscriber further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber understands that the Corporation is under no obligation to register the Shares.

3.              Representations and Warranties of the Corporation. The Corporation hereby represents, warrants and covenants to the Subscriber as follows:

a.               The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Corporation.

b.              As of the date hereof, the authorized and outstanding capital of the Corporation consists of:

(i)                  600,000,000 shares of Common Stock, of which 197,381,819 shares are issued and outstanding immediately prior to the issuance of the Shares and of which 402,791,924 shares will be issued and outstanding immediately after the issuance of the Shares (assuming that none of the Corporation’s outstanding options or warrants are exercised). All of the issued and outstanding shares of Common Stock have been duly authorized, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. The rights, privileges and preferences of the Common Stock are as stated in the Corporation’s Amended and Restated Certificate of Incorporation (as amended), and as provided by the General Corporation Law of the State of Delaware. The Corporation holds no Common Stock in its treasury as of the date hereof.

(ii)                20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), none of which are designated or issued and outstanding as of the date hereof. The Corporation holds no Preferred Stock in its treasury as of the date hereof.

(iii)               95,000,000 shares of Common Stock reserved for issuance to officers, directors, employees and consultants of the Corporation pursuant to its 2011 Equity Incentive Plan (“Stock Plan”). Of such reserved shares of Common Stock, 319,150 shares have been issued pursuant to restricted stock purchase agreements or option exercises and options to purchase 61,469,792 shares have been granted and are outstanding, and 33,211,058 shares of Common Stock are reserved for issuance pursuant to the Stock Plan and remain available for issuance thereunder.

(iv)               10,349,031 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock.

c.               The Corporation has all requisite corporate power and corporate authority to enter into and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement, when executed and delivered by the Corporation, shall constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

d.              The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Investors’ Rights Agreement dated as of August 15, 2017 by and among the Corporation, the Subscriber and certain other stockholders of the Corporation, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber.

e.               No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated by this Agreement.

4.              Tax Consequences. The Subscriber has reviewed with the Subscriber's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Subscriber is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents.

5.              Applicable Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware as they apply to contracts entered into and wholly to be performed within such state by residents thereof. Venue for any legal action under this Agreement shall be in the state or federal courts located in the Borough of Manhattan in the City of New York, New York.

6.              General Provisions.

a.               This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Corporation and the Subscriber with respect to the subject matter hereof.

b.              Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

c.               The parties agree upon request by the other party to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

7.              Counterparts. This Agreement may be executed in counterparts and multiple originals and by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the date first set forth above.

MOVIEPASS INC. By: /s/ Mitch Lowe Name: Mitch Lowe Title: Chief Executive Officer
SUBSCRIBER: HELIOS AND MATHESON ANALYTICS INC. By: /s/ Theodore Farnsworth Name: Theodore Farnsworth Title: Chief Executive Officer